                                                                    EXHIBIT 10.5
                          FINANCIAL PUBLIC RELATIONS
                             CONSULTING AGREEMENT

THIS FINANCIAL PUBLIC RELATIONS CONSULTING AGREEMENT made as of this 20th day of September, 1999 by and between One Click Investments LLC, a Washington State LLC., (hereinafter referred to as "Consultant") and INSYNQ, INC., a Washington State corporation, (hereinafter referred to as the "Company") is as follows:

WHEREAS, the company is in need of certain financial relations services, and Consultant is agreeable to such employment, and the parties desire a written document formalizing their relationship and evidencing the terms of their agreement.

NOW, THEREFORE, WITH BOTH PARTIES INTENDING TO BE LEGALLY BOUND AND IN CONSIDERATION OF THE MUTUAL PROMISES AND COVENANTS, THE PARTIES HAVE AGREED AS
FOLLOWS:

1. APPOINTMENT: The Company hereby appoints Consultant as its Financial Public Relations Counsel and hereby retains and employs Consultant on the terms and conditions of the Agreement.

2.   SERVICES:

     (A) Consultant shall act, generally, as a financial public relations counsel essentially, acting;
         (1) Assisting the Company with various business opportunities.
         (2) Advising the Company of various legalities and locating certain legal professionals
         (3) Assisting the Company with the strategy and process of either merging into an existing public shell, creating a new public shell, or completing a traditional Initial Public Offering
         (4) Acting as a liaison for the Company concerning the initial public relations, and assisting Company with Company assigned personnel in relation to investor relations, media relations, broker relations, existing and potential market makers, broker dealers, and any potential or existing shareholders
         (5) Assist Company in the Construction of an investor kit for investor distribution.


     (B) As the Company shall request or direct, Consultant shall assist in establishing and advise the Company in respect to: shareholder meetings, interviews of Company officers by analysts, market makers, broker-dealers and other members of the financial community.

     (C) Consultant shall assist with making the Company, its management, its products and its financial situation and prospects known to the Company's shareholders.

3. LIMITATIONS ON SERVICES: The parties recognize that certain responsibilities and obligations are imposed by both U.S. and foreign securities laws as well as by the applicable rules and regulations of the NASD, in-house "due diligence" or "compliance departments of brokerage houses, etc.

     Accordingly, Consultant agrees:

     (A) Consultant shall not release any financial or other information or data about the Company without the consent of the Company.
     (B) Consultant shall not conduct any meetings with shareholders without informing the Company in advance of the proposed meeting and the format or agenda of such meeting giving the Company the option to have a representative present at such meeting.
     (C) Consultant shall not release any information or data about the Company to any selected or limited person(s), entity, or group.
     (D) Consultant shall not take any action or advise or knowingly permit the Company to take action, which would violate any securities, laws or rules and regulations issued thereunder.

4.   DUTIES OF COMPANY:
     (A) Company shall supply Consultant, on a regular and timely basis, with all approved data and information about the company, its management, its products and its operations and the Company shall be responsible for advising Consultant of any facts which would affect the accuracy of any prior data and information previously supplied to consultant allowing Consultant to make corrective action.
     (B) Company shall promptly notify Consultant of any event, which triggers any restrictions on publicity, or any other area related to Consultants efforts.
     (C) Company shall notify Consultant if any information or data being supplied to Consultant has not been generally released or promulgated.
     (D) Provide Consultant with any other information, data, or general support that Consultant may request.

5.   REPRESENTATION AND INDEMNIFICATION:
     (A) The Company shall be deemed to make a continuing representation of the accuracy of any and all Material facts, material information, and material data which it supplies to Consultant and the Company acknowledges its awareness that Consultant will rely on such continuing representation in disseminating such information and otherwise performing their functions.
     (B) Consultant, in the absence of notice in writing from the Company, will rely on the continuing accuracy of material, information, and data supplied by the Company.
     (C) Company, hereby agrees to indemnify Consultant against and to hold Consultant harmless from Any claims, suits, loss, damages, etc., arising out of Consultant's reliance upon the accuracy of such material facts, material data, and material information.
     (D) Company hereby agrees to hold Consultant harmless from any claims, suits, losses, damages, etc., Arising out of Consultants reliance on the availability of information supplied to Consultant.

6. COMPENSATION: For all financial public relations services hereunder during the term hereof, the Company shall pay Consultant as follows:
     (A) For services provided as per this agreement, Company agrees to issue Consultant 400,000 shares for services rendered. Said shares will be restricted and bear a legend to this effect.
     (B) Consultant will devote himself to the task of locating new sources of funds for the Company, drawing upon his contacts among commercial lenders, investment bankers, venture capitalists and accredited private investors. It is further agreed that consultant shall be entitled to a fee equal to 10% of the funding that the consultant has been responsible for locating, and said fee may be paid in cash, or if Consultant is agreeable, in a combination of cash and stock.
     (C) At Consultant's option, any invoice presented to the company may be converted into common shares of the Company, and said shares shall be restricted and issued with a legend affixed, which states that the stock is unregistered.
     (D) Company agrees to additionally compensate Consultant in the amount of $8,000.00 on a monthly basis for a period of 6 months.
     (E) Company agrees to reimburse Consultant's approved expenses including travel, meals, entertainment, and transportation with a mutually agreed per diem on any and all travel.
     (F) For all special services not within the scope of the Agreement, Company shall pay Consultant such fees, costs, and expenses as and when the parties shall determine in advance of the performance of the special services.
     (G) Consultant or its designee(s) shall be granted warrants to purchase additional shares of Company immediately upon Company becoming "public". Such Warrants shall be exercised in whole or part, for period of three years from the date of signing this a warrant agreement which shall be in the form as attached hereto as Exhibit "A", which warrant agreement shall be executed immediately upon Company becoming a publicly traded company and which fully executed Warrant Agreement with attached Warrants shall be delivered to Consultant at that time. The following amounts of stock covered by the Warrants and the exercise prices shall be as follows;

         - 500,000 Warrants at $2.00 (two dollars) per share.
         - 500,000 Warrants at $4.00 (four dollars) per share.
         - 500,000 Warrants at $7.50 (seven dollars and fifty cents) per share.
     (H) Consultant shall have the option to appoint one Board of Director position.

7. RELATIONSHIP OF PARTIES: Consultant is an independent contractor, responsible for all applicable withholding therefrom and taxes thereon.

8. TERMINATION: This agreement may be terminated by either the Company or the Consultant prior The completion of the terms provided above, as follows:
     (A) Upon failure of the other party to cure a default under or breach of this Agreement within thirty(30) days after written notice is given to such default of breach by the terminating party;
     (B) Upon the bankruptcy or liquidation of the other party, whether voluntary or involuntary;
     (C) Upon the other party taking the benefit of any insolvency law and/or
     (D) Upon the other party having or applying for a receiver to be appointed for all or a substantial Portion of such party's assets or business.
     (E) All parties reserve the right to cancel at anytime.

9. ATTORNEY FEES: Should a party default in the terms or conditions of this Agreement and suit be filed as a result of such default, the prevailing party shall be entitled to recover all costs incurred as a result of such default including all costs and reasonable attorney fees, expenses, and court cost through trial and appeal.

10. WAIVER OF BREACH: The waiver by a party of a breach of any provision of this Agreement by another party shall not operate or be construed as a waiver of any subsequent breach by the breaching party.

11. ASSIGNMENT: The rights and obligations of the parties under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the parties.

12. NOTICES: Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by certified mail, to the principal office of the party being notified.

13. ENTIRE AGREEMENT: This instrument contains the entire agreement of the parties and may be modified only by agreement in writing, signed by the party against whom enforcement of any waiver, change modification, extension or discharge is sought. If any provision of the Agreement is declared void, such provision shall be deemed severed from this Agreement, which shall otherwise remain in full force.

14. GOVERNING LAW: This Agreement shall be a contract made on the State of Washington and shall be interpreted and governed by and construed in accordance with the laws of the State of Washington.

15. TAXES: Any and all taxes, excise, assessments levies, interest and penalties which may be assessed, levied or imposed by any governmental agency in connection with this Agreement shall be by the party upon which they are imposed and shall be the sole obligation of such party.

16. ARBITRATION: Any contoversy or claim arising out of or relating to this Agreement shall be settled by arbitration the State of Washington in accordance with the applicable rules, then obtaining, of the American Arbitration Association.

17. COUNTERPARTS: This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Agreement.


INSYNQ, Inc.                            One Click Investments, LLC


By:                                     By:
    ------------------------------          -------------------------------
    John P. Gorst Chairman and CEO          Eric R. Estoos/Managing Partner

                              AMENDMENT NO. 1 TO
                             CONSULTING AGREEMENT

     THIS AMENDMENT NO. 1 TO CONSULTING AGREEMENT (this "Amendment") is effective as of June 30, 2000 by and between Xcel Management, Inc., a Utah corporation (the "Company"), and One Click Investments, LLC ("Consultant").

                              W I T N E S S E T H

     WHEREAS, the original Consulting Agreement dated as of September 20, 1999 was executed by and between Insynq, Inc., a Washington corporation and Consultant;

     WHEREAS, the original Consulting Agreement was assigned to and assumed by the Company in connection with an asset purchase whereby the Company purchased substantially all of the assets of Insynq on February 18, 2000;

     WHEREAS, the original Consulting Agreement granted certain warrants to Consultant (the "Warrants"); and

     WHEREAS, the Company and Consultant have deemed it to be in their mutual best interests to amend the Consulting Agreement to reflect a new exercise date to purchase common stock, $0.001 par value per share (the "Common Stock"), of the Company thereunder.

     NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants hereinafter contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     Section 6 (G) is amended to read in its entirety as follows:

     "6. COMPENSATION: (G) Consultant or its designee (s) shall be granted warrants to purchase additional shares of the Company on February 18, 2000 (the "Warrants"). Such Warrants shall become exercisable on December 31, 2000, and may be exercised, in whole or in part, for a period of three years from such date, pursuant to a warrant agreement in the form as attached hereto as
Exhibit A (the "Warrant Agreement"). The following amounts of stock covered by
---------
the Warrants and the exercise prices shall be as follows:

     -  250,000 Warrants at $ 4.00 (Four Dollars) per share
     -  250,000 Warrants at $ 8.00 (Eight Dollars) per share
     -  250,000 Warrants at $15.00 (Fifteen Dollars) per share."

     IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date set forth above.

                         ONE CLICK INVESTMENTS, LLC

                         By: /s/  Eric Estoos
                             ----------------------------------
                         Name:    Eric Estoos
                              ---------------------------------

                         Title:  President
                               ---------------------------------

                         XCEL MANAGEMENT, INC.


                         By: /s/  John P. Gorst
                             ----------------------------------
                         Name:    John P. Gorst
                              ---------------------------------
                         Title:   CEO
                               --------------------------------

                              AMENDMENT NO. 2 TO
                             CONSULTING AGREEMENT

     THIS AMENDMENT NO. 2 TO CONSULTING AGREEMENT (this "Amendment") is effective as of October 31, 2000 by and between Insynq, Inc., a Delaware corporation (the "Company"), and One Click Investments, LLC ("Consultant").

                              W I T N E S S E T H

     WHEREAS, the original Consulting Agreement dated as of September 20, 1999 was executed by and between Insynq, Inc., a Washington corporation and Consultant;

     WHEREAS, the original Consulting Agreement granted certain warrants to Consultant (the "Warrants"); and

     WHEREAS, the Company and Consultant have deemed it to be in their mutual best interests to amend the Consulting Agreement to reflect a new exercise date to purchase common stock, $0.001 par value per share (the "Common Stock"), of the Company thereunder.

     NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants hereinafter contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     Section 6 (G) is amended to read in its entirety as follows:

     "6. COMPENSATION: (G) Consultant or its designee (s) shall be granted warrants to purchase additional shares of the Company on February 18, 2000 (the "Warrants"). Such Warrants shall become exercisable on February 28, 2001, and may be exercised, in whole or in part, for a period of three years from such date, pursuant to a warrant agreement in the form as attached hereto as Exhibit
                                                                        -------
A (the "Warrant Agreement").  The following amounts of stock covered by the
-
Warrants and the exercise prices shall be as follows:

     -  500,000 Warrants at $2.00 (Two Dollars) per share
     -  500,000 Warrants at $4.00 (Four Dollars) per share
     -  500,000 Warrants at $7.50 (Seven Dollars and Fifty Cents) per share."

     IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date set forth above.

                         ONE CLICK INVESTMENTS, LLC

                         By: /s/ Eric Estoos
                            -------------------------------
                         Name: [ILLEGIBLE]^^
                              -----------------------------
                         Title:  President
                               ----------------------------

                         INSYNQ, INC.

                         By: /s/ John P Gorst
                            -------------------------------
                         Name: John P. Gorst
                              -----------------------------
                         Title: Chairman CEO
                               ----------------------------